As filed with the Securities and Exchange Commission on November 27, 2018

Registration No. 333-225497

Registration No. 333-208800

Registration No. 333-204025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-3 REGISTRATION STATEMENT NO. 333-225497

FORM S-3 REGISTRATION STATEMENT NO. 333-208800

FORM S-3 REGISTRATION STATEMENT NO. 333-204025

UNDER

THE SECURITIES ACT OF 1933

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3230774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

235 Constitution Drive

Menlo Park, California 94025

(650) 298-8255

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter D. Staple

Chief Executive Officer

Corium International, Inc.

235 Constitution Drive

Menlo Park, California 94025

(650) 298-8255

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Freedman	Robert S. Breuil
Lara E. Foster	Chief Financial Officer
Fenwick & West LLP	Corium International, Inc.
801 California Street	235 Constitution Drive
Mountain View, California 94041	Menlo Park, California 94025
(650) 988-8500	(650) 298-8255

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company”. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

DEREGISTRATION OF SECURITIES

Corium International, Inc. (the “Company”) is filing this Post-Effective Amendment to the following registration statements on Form S-3 (collectively, the “Registration Statements”):

•                  Registration Statement on Form S-3, File No. 333-225497, filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2018.

•                  Registration Statement on Form S-3, File No. 333-208800, filed with the SEC on December 30, 2015.

•                  Registration Statement on Form S-3, File No. 333-204025, filed with the SEC on May 8, 2015.

On November 27, 2018, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated October 11, 2018, by and among the Company, Gurnet Holding Company, a Delaware corporation (“Parent”), and Gurnet Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

As a result of the Merger, any offering pursuant to the Registration Statements has been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 27th day of November 2018. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

Corium International, Inc.

By:	/s/ Peter D. Staple
Peter D. Staple
President and Chief Executive Officer

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